GREAT PLAINS ENERGY ANNOUNCES ACQUISITION OF WESTAR ENERGY May 31, 2016 OUR FUTURE FOCUS Exhibit 99.1

INVESTOR PRESENTATION FORWARD-LOOKING STATEMENTS 2 Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Great Plains Energy’s proposed acquisition of Westar, shareholder and regulatory approvals, the completion of the proposed transactions, benefits of the proposed transactions, and anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: the risk that Great Plains Energy or Westar may be unable to obtain shareholder approvals for the proposed transactions or that Great Plains Energy or Westar may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close; risks relating to the potential decline in the Great Plains Energy share price resulting in an increase in the exchange ratio of Great Plains Energy shares offered to Westar shareholders in accordance with the transaction agreement and resulting in reduced value of the proposed transactions to Great Plains Energy shareholders; the risk that a condition to the closing of the proposed transactions may not be satisfied; the failure to obtain, or to obtain on favorable terms, any equity, debt or equity-linked financing necessary to complete the proposed transactions; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions; the receipt of an unsolicited offer from another party to acquire assets or capital stock of Great Plains Energy or Westar that could interfere with the proposed transactions; the timing to consummate the proposed transactions; the costs incurred to consummate the proposed transactions or any equity, debt or equity-linked financing transaction related to the proposed transactions; the possibility that the expected value creation from the proposed transactions will not be realized, or will not be realized within the expected time period; the credit ratings of the companies following the proposed transactions; disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the proposed transactions; future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital, derivatives and hedges and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage transmission joint ventures or to integrate the transmission joint ventures of Westar; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR PRESENTATION ADDITIONAL INFORMATION 3 Additional Information and where to find it This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, Great Plains Energy will file a Registration Statement on Form S-4, that includes a joint proxy statement of Great Plains Energy and Westar, which also constitutes a prospectus of Great Plains Energy, as well as other materials. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (when available) and other documents that will be filed by Great Plains Energy and Westar with the SEC at http://www.sec.gov, the SEC’s website, or from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” These documents will also be available free of change from Westar’s website (http://www.westarenergy.com/) under the tab “Investors” and then under the heading “SEC Filings.” Participants in Proxy Solicitation Great Plains Energy, Westar and their respective directors and certain of their executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2016 annual meeting filed with SEC on March 24, 2016. Information regarding the officers and directors of Westar is included in its definitive proxy statement for its 2016 annual meeting filed with the SEC on April 1, 2016. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the registration statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction.

COMBINATION CREATES A LEADING MIDWEST UTILITY

Combination of Great Plains Energy and Westar Energy creates a leading Midwest utility better positioned to serve customers, meet the region's energy needs, optimize investments and achieve improved and more stable, long-term financial returns

COMBINED SERVICE TERRITORY[1]



Great Plains
Power Plants
Transmission Lines:
Projects
Operating
Electric Territory
Headquarters
Westar
Power Plants
Electric Territory
Headquarters
Shared Power Plants

FUTURE CORPORATE HEADQUARTERS

Great Plains Energy:	**Downtown, Kansas City, Missouri**
Kansas Operations:	**Downtown, Topeka, Kansas**

KEY OPERATING METRICS

	Great Plains Energy	Westar	Combined
Rate Base ($mm)	$6,600	$7,100	**$13,700**
Electric Customers	850,800	702,000	**1,552,800**
Generation Capacity (MW)	6,446	6,267[2]	**12,713**
Transmission Miles	3,600	6,300	**9,900**
Distribution Miles	22,500	28,800	**51,300**

Source: SNL, Great Plains Energy and Westar Investor Presentations
1. *Excludes Great Plains' power plant in the Mississippi Delta and Westar's Spring Creek Energy Center in Logan County, OK.*
2. *Excludes 920MW of purchased power.*

GREAT PLAINS ENERGY Westar Energy
INVESTOR PRESENTATION 4

Strong geographic fit and complementary operations Diversifies regulatory jurisdictions Existing partnerships and shared ownership of generation assets Significant opportunities for efficiencies benefit shareholders and customers Increases flexibility to meet environmental requirements Stronger platform to pursue growth opportunities (e.g. transmission, renewables) Projected EPS neutral year 1, accretive thereafter Transaction financed to maintain solid investment grade credit ratings Combined company’s long-term target EPS growth rate of 6-8% Combined company’s long-term dividend growth target of 5-7% Target payout ratio of 60-70% Sound Strategic logic and attractive Financial Fit Strategic Logic Financial FIT INVESTOR PRESENTATION 5

COMBINATION Expands Geographic and Regulatory Diversification Customer breakdown by jurisdiction based on retail sales generation. KCP&L and GMO are also subject to regulation by The Federal Energy Regulatory Commission (FERC) with respect to transmission, wholesale sales and rates, and other matters. Westar generation excludes 920MW generation under PPA, includes 480MW renewables under development. Standalone Great Plains Energy Standalone Westar Combined Company Geography by Customer1 Rate Base Mix by Jurisdiction2 Energy Mix (MW)3 INVESTOR PRESENTATION 6

Key financial Terms INVESTOR PRESENTATION 7 Purchase Price $60.00 per share Total equity purchase price of $8.6 billion; enterprise value of $12.2 billion Consideration 85% Cash ($7.3 billion) / 15% Stock ($1.3 billion) $51.00 per share cash consideration 0.2903 GXP shares per WR share (based on May 27, 2016 close) Collar mechanism that adjusts number shares issued to provide fixed value within a 7.5% trading band for GXP stock1 Financing Details2 Permanent financing of approximately 50% equity and 50% debt, which is composed of: $1.3 billion of equity to the seller $750 million of convertible preferred from Ontario Municipal Employees Retirement System $2.35 billion of equity comprised of Great Plains Energy common and mandatory convertible to the public market $4.4 billion of new Great Plains Energy debt Committed to retaining strong investment grade balance sheet Number of shares of Great Plains Energy stock to be based on an Exchange Ratio equal to the quotient obtained by dividing $9.00 by the 20-day volume-weighted average price of Great Plains stock at closing, subject to a 7.5% collar mechanism such that the minimum number of Great Plains Energy shares issued per Westar Energy share will be 0.2709 and maximum will be 0.3148, based on the May 26, 2016 closing price of $30.91. Financing amounts are approximate, based on current expectations

Indicative Transaction Timeline Kansas has 300 days following filing to rule on transaction. 2016 2017 Q2 Q3 Q4 Q1 Q2 Acquisition Announcement Regulatory Filings (U.S. DOJ/FTC, Kansas1, NRC, FERC)   Secure Appropriate State and Federal Regulatory Approvals File Proxy Statement / Hold Special Shareholder Meetings Public Equity (Common/Mandatory) Financings Public Debt Financing Receive Regulatory Approvals Target Close INVESTOR PRESENTATION 8

Larger platform provides meaningful opportunities to increase efficiency, optimize investments and capture incremental growth Greater ability to serve all stakeholders, including customers and shareholders Deep commitment to the communities we serve to provide safe, reliable and affordable energy Mutual respect and familiarity between the two management teams of Great Plains Energy and Westar Energy paves the way to successfully closing the transaction and integrating the two companies Closing comments INVESTOR PRESENTATION 9

APPENDIX INVESTOR PRESENTATION 10

Continue to promote the economic strength of the region, improve the customer experience and grow earnings OUR STRATEGIC PRIORITIES EXECUTING OUR PLAN FOR CONTINUED GROWTH BEST-IN-CLASS OPERATIONS CUSTOMER ENGAGEMENT Disciplined execution to deliver reliable and low cost power Focused on earning our allowed return by actively managing regulatory lag Proactive economic development Responsive to changing customer expectations Technology investments that facilitate more informed customer interaction Expand comprehensive suite of energy-related products and services TARGETED INVESTMENTS Balanced strategic growth initiatives through national transmission opportunities and flexibility for opportunistic growth INVESTOR PRESENTATION 11

PRO FORMA COMBINED COMPANY corporate structure Great Plains Energy Baa2 / BBB Revolver Size: $200mm Kansas City Power & Light Baa1 / BBB+ Revolver Size: $600mm KCP&L Greater Missouri Operations Baa2 / BBB+ Revolver Size: $450mm Westar A2 / A1 Revolver Size: $1,000mm Kansas Gas & Electric A2 / A1 . Westar and KGE ratings shown are senior secured ratings given term debt is all secured. INVESTOR PRESENTATION 12

INVESTOR RELATIONS INFORMATION INVESTOR PRESENTATION 13 Lori Wright Vice President – Corporate Planning, Investor Relations and Treasurer (816) 556-2506 lori.wright@kcpl.com Calvin Girard Senior Manager, Investor Relations (816) 654-1777 calvin.girard@kcpl.com Cody VandeVelde Director, Investor Relations (785) 575-8227  Cody.Vandevelde@westarenergy.com Great Plains Energy contact information Westar contact information NYSE: Great Plains Energy (GXP) / Westar Energy (WR)